Exhibit 10.18

OUR REF	DAJ/QUA32.2
YOUR REF	MJR/ARC001X001

Morton Fraser LLP

Quartermile Two

2 Lister Square

Edinburgh

EH3 9GL

19 March 2015

Dear Sirs

QUARRY TOWN LIMITED

ARC NCKWYDE001, LLC

DISCOVERY CENTRE, DUNDEE

On behalf of and as instructed by the Seller, we offer to sell the Property to the Purchaser on the following conditions:

1	Definitions and Interpretation

1.1	In the Missives:

"2012 Act" means the Land Registration etc. (Scotland) Act 2012;

"Advance Notice" means an Advance Notice as defined in Section 56 of the 2012 Act;

"Assignation of Guarantee" means the assignation of guarantee in favour of the Purchaser in terms of the draft forming Part 11 of the Schedule;

"Completion" means the Date of Entry or, if later, the date when the Completion Payment is paid and the purchase of the Property is completed in terms of the Missives;

"Completion Payment" means the net amount of (a) the Price subject to all adjustments provided for in the Missives (including all rent and other apportionments) under deduction of (b) the Deposit;

"Conclusion Date" means the date of conclusion of the Missives;

"Date of Entry" means the earlier of (i) 30 April 2015; and (ii) the date occurring 6 Working Days following the Purchaser giving written notice to the Seller that it wishes to complete the purchase of the Property;

Brodies LLP is a limited liability partnership, registered in Scotland. Registered no. SO300334. Registered office: 15 Atholl Crescent, Edinburgh, EH3 8HA. A list of all members is available for inspection at 15 Atholl Crescent Edinburgh EH3 8HA. 'Brodies' is a registered trade mark.	Edinburgh Office: Brodies LLP Solicitors 15 Atholl Crescent Edinburgh EH3 8HA, Scotland UK	Tel: [+44] (0)131 228 3777 Fax: [+44] (0)131 228 3878 DX ED10, EDINBURGH-1

"Deposit" means the sum of FIVE HUNDRED AND FIFTY FIVE THOUSAND POUNDS (£555,000) STERLING exclusive of VAT;

"Disclosed Documents" means the documents listed in Part 1 of the Schedule;

"Disposition" means the disposition of the Property in favour of the Purchaser in terms of the draft set out in Part 6 of the Schedule;

"Encumbrances" are encumbrances as set out in section 9 of the 2012 Act;

"Fixed Plant" means such plant and machinery (within the meaning of the Capital Allowances Act 2001) as constitutes a fixture or fixtures in respect of which the Seller has a basis to claim and which is included in the sale of the Property;

"Guarantee" means the guarantee granted by the Guarantor under and in terms of the Lease;

"Guarantor" means NCR Corporation, a corporation incorporated under the laws of the State of Maryland and having its head office at 3097 Satellite Blvd., Duluth, GA 30096, USA;

"HMRC" means HM Revenue & Customs;

"Interest" means interest on the sum in question at 4% per annum above the base rate from time to time of The Royal Bank of Scotland plc from the date that such sum is due for payment or, if there is no such date specified, the date of demand for such sum until such sum is paid;

"Landlords" means the landlord under the Lease;

"Lease" means the lease and other documentation listed in Part 3 of the Schedule;

"Missives" means the contract constituted by this offer and all duly executed letters following on it;

"Opinion Letter" means the signed opinion letter in terms of the draft forming Part 9 of the Schedule;

"Price" means EIGHT MILLION NINE HUNDRED AND FORTY ONE THOUSAND FOUR HUNDRED AND FORTY EIGHT POUNDS (£8,941,448) Sterling (exclusive of any VAT) as may be reduced in accordance with Condition 4.2.2 and/or increased in accordance with Condition 4.2.3;

"Property" means ALL and WHOLE the subjects known generally as Discovery Centre, 3 Fulton Road, Dundee, Angus DD2 4SW and registered in the Land Register of Scotland under Title Number ANG3945;

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"Purchaser" means ARC NCKWYDE001, LLC, a Limited Liability Company registered under the Laws of the State of Delaware, United States of America (File Number 5671188) and having its Registered Office at 2711 Centerville Road, Suite 400, Wilmington, 19808 USA;

"Purchaser's Bank" means (a) the client account of the Purchaser's Solicitors and/or (b) the client account of the solicitors acting for the Purchaser's heritable creditor and/or (c) if it is a bank which is a shareholder in CHAPS Clearing Co. Limited, and the funds in question are loan funds from that bank for the purpose of acquiring the Property, the Purchaser's heritable creditor;

"Purchaser's Solicitors" means Morton Fraser LLP (Ref: Michael Ramsay) or such other solicitors as the Purchaser may appoint in their place from time to time and who have been notified in writing to the Seller's Solicitors;

"Schedule" means the schedule annexed to this offer;

"Seller" means, Quarry Town Limited, incorporated under the Companies Ordinance in Gibraltar with Registered Number 87249 and having its Registered Office at Suites 7b and 8b, 50 Town Range, Gibraltar;

"Seller's Bank Account" means Bank: The Royal Bank of Scotland plc, 36 St Andrew Square Edinburgh, Sort Code: 83-06-08, Account Number: 00112030, Account Name: Brodies LLP Client Account or such other UK clearing bank account as the Seller’s Solicitors nominate by written notice to that effect at least 3 Working Days prior to the Date of Entry;

"Seller's Solicitors" means Brodies LLP (Ref: JIR.QUA32.2) or such other solicitors as the Seller may appoint in their place from time to time and who have been notified in writing to the Purchaser's Solicitors;

"Tenant" means the current tenant under the Lease;

"Title Deeds" means the title deeds of the Property listed in Part 2 of the Schedule;

"TOGC" means a transfer of a business as a going concern for the purposes of section 49(1) of the VAT Act and Article 5 of the Value Added Tax (Special Provisions) Order 1995;

"VAT" means value added tax as provided for in the VAT Act and any tax similar or equivalent to value added tax or performing a similar fiscal function;

"VAT Act" means the Value Added Tax Act 1994;

"VAT Group" means two or more bodies corporate registered as a group for VAT purposes under Section 43 of the VAT Act; and

"Working Day" means any day on which clearing banks in Edinburgh, Glasgow and London are open for normal business.

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1.2	In the Missives, unless otherwise specified or the context otherwise requires:

1.2.1	any reference to one gender includes all other genders;

1.2.2	words in the singular only include the plural and vice versa;

1.2.3	any reference to the whole is to be treated as including reference to any part of the whole;

1.2.4	any reference to a person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and words importing individuals include corporations and vice versa;

1.2.5	any reference to a Condition, Schedule or Part of the Schedule is to the relevant Condition, Schedule or Part of the Schedule of or to this offer;

1.2.6	any reference to a statute or statutory provision includes any subordinate legislation which is in force from time to time under that statute or statutory provision;

1.2.7	any reference to any statute, statutory provision or subordinate legislation is a reference to it as it is in force from time to time taking account of any amendment or re-enactment;

1.2.8	any phrase introduced by the words "including", "include", "in particular" or any similar expression is to be construed as illustrative only and is not to be construed as limiting the generality of any preceding words;

1.2.9	a document will be duly executed only if it is executed in such manner as meets the requirements of Section 3 or Section 9B of the Requirements of Writing (Scotland) Act 1995;

1.2.10	where at any one time there are two or more persons included in the expression "Purchaser" or "Seller" obligations contained in the Missives which are expressed to be made by the Purchaser and/or the Seller are binding jointly and severally on them and their respective executors and representatives whomsoever without the necessity of discussing them in their order;

1.2.11	any reference to funds being cleared means that the funds are immediately available for withdrawal from the holder's bank account;

1.2.12	any reference to "reasonable consent" means the prior written consent of the party in question, such consent not to be unreasonably withheld or delayed; and

1.2.13	where a Condition provides that Interest is payable and that the sum must be paid within a specified period, no Interest will accrue on the sum provided it is paid within that period.

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1.3	The headings in the Missives are included for convenience only and are to be ignored in construing the Missives.

1.4	The Schedule forms part of the Missives.

2	Price

2.1	payment

2.1.1	On the Date of Entry the Purchaser will:-

2.1.1.1	pay the Completion Payment by instantaneous bank transfer of cleared funds from the Purchaser's Bank to the Seller's Bank Account; and

2.1.1.2	take, and procure that the Purchaser’s Solicitors take, all such steps as may be necessary to procure the release of the Deposit in cleared funds to the Seller’s Bank Account (including signing all necessary bank forms and other documentation)

in each case in exchange for the Disposition and other items to be delivered by the Seller referred to in Condition 9.

2.1.2	A payment not made in accordance with Condition 2.1.1 may be refused.

2.2	deposit

2.2.1	The Deposit will be paid by the Purchaser by instantaneous bank transfer of cleared funds from the Purchaser's Bank to the Seller’s Bank Account on the Conclusion Date.

2.2.2	The Deposit will be:

2.2.2.1	placed on joint deposit by the Seller’s Solicitors in an interest bearing account in the joint names of the Purchaser’s Solicitors and the Seller’s Solicitors (“Joint Account”) at the earliest practicable opportunity following receipt of same by the Seller’s Solicitors as cleared funds in accordance with Condition 2.2.1, to be held by them pending the occurrence of any of the events described in Conditions 2.2.2.2 to 2.2.2.4 inclusive and to be dealt with as set out therein, as applicable;

2.2.2.2	treated as a payment to account of the Price if the purchase of the Property proceeds, and accordingly released to the Seller, and paid to the Seller's Bank Account, at Completion;

2.2.2.3	paid to the Seller, forthwith, and paid to the Seller's Bank Account, if the Purchaser fails to pay the Completion Payment timeously on the Required Completion Date defined in Condition 2.6 (time being of the essence); and

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2.2.2.4	repaid to the Purchaser, forthwith to the Purchaser's Bank Account, if the Seller fails to deliver the settlement items to the Purchaser in terms of Condition 9 and the Purchaser properly rescinds the Missives as a result.

2.2.3	The interest accrued on the Deposit in the Joint Account will be paid either:-

2.2.3.1	along with the Deposit to the party to whom the Deposit is payable in accordance with Condition 2.2.2.3 or Condition 2.2.2.4; or

2.2.3.2	to the Purchaser within 2 Working Days of Completion if the Deposit is released to the Seller in accordance with Condition 2.2.2.2.

2.2.4	The Seller and the Purchaser undertake that they will, and that they will procure that their respective solicitors will, take any and all such steps as may be necessary as expeditiously as possible to give effect to the foregoing provisions, including signing all necessary bank forms and other documentation.

2.2.5	The Seller and the Purchaser agree that Interest will be payable on all sums payable under this Condition 2.2 in case of any late payment. The due date for payment of such Interest when Interest begins to be payable will be:-

2.2.5.1	the Conclusion Date for the purposes of payment of the Deposit to the Seller's Bank Account by the Purchaser in terms of Condition 2.2.1; and/or

2.2.5.2	for the purposes of Conditions 2.2.2.2, 2.2.2.3 or 2.2.2.4 the first date which is at least 3 Working Days after the occurrence of the relevant event (whether positive or negative) giving rise to the obligation to make payment of the Deposit in terms of the relevant such Condition.

2.2.6	The Seller’s Solicitors and the Purchaser’s Solicitors respectively confirm, by the issue and acceptance of this offer, that they are authorised to give effect to this Condition 2.2 insofar as obligations are imposed on them.

2.2.7	The Deposit will be held in the Joint Account for the sole and express purpose of making timeous payment of the Deposit in terms of the Missives and may not be otherwise withdrawn from the Joint Account otherwise than (i) to the extent provided for, and in accordance with, this Condition 2.2; and/or (ii) with the express written authority of both the Seller and the Purchaser.

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2.2.8	Without prejudice to the generality of this Condition 2.2, the Purchaser and the Seller acknowledge that the holding of the Deposit by the Purchaser’s Solicitors and the Seller’s Solicitors on joint deposit aforesaid is a matter entirely separate from the respective remaining rights and obligations of the Purchaser and the Seller under the Missives and that as such:-

2.2.8.1	such holding of the Deposit will not be a defence whether by way of set off or otherwise to any action for payment by the Seller or the Purchaser under the Missives except as expressly permitted in this Condition 2.2; and

2.2.8.2	no such remaining rights and obligations (and/or any dispute, claim and/or actual or alleged breach thereof) will be a defence whether by way of set off or otherwise to (and/or otherwise affect or be relevant to) any entitlement of the Purchaser or the Seller (as the case may be) to the release of the Deposit or relevant part thereof to them in accordance with this Condition 2.2.

2.3	interest

If the Completion Payment or (subject to compliance by the Seller and the Seller’s Solicitors with Condition 2.2.4) the Deposit or any part of them or any part of it is not paid to the Seller on the Date of Entry in accordance with the Missives then, notwithstanding consignation or that the Purchaser has not taken entry, the Purchaser will pay to the Seller Interest on the outstanding money.

2.4	cancellation of sale

If the Purchaser fails to (a) pay the Deposit to the Seller’s Bank Account in cleared funds in accordance with Condition 2.2.1 within 5 Working Days of the Conclusion Date; or (b) pay the Completion Payment in accordance with Condition 2.1.1.1 with Interest as set out in Condition 2.3 within 10 Working Days after the Date of Entry; and/or (c) provide all required authorisations (other than any from the Seller’s Solicitors and/or the Seller) for the immediate release of the Deposit in cleared funds to the Seller in accordance with Conditions 2.1.1.2 and 2.2.2.2 within 10 Working Days after the Date of Entry the Seller is entitled (in its absolute discretion exercisable by immediate written notice to the Purchaser served at any time following expiry of such 10 Working Day period but prior to such payment and release) to rescind the Missives, to re-sell the Property to any third party and to claim damages from the Purchaser which may include:

2.4.1	all costs and expenses incurred in relation to the re-marketing of the Property and the re-sale of it;

2.4.2	any shortfall between:

2.4.2.1	the sale price received by the Seller on any such re-sale; and

2.4.2.2	the Price; and

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2.4.3	financial losses including increased funding costs which the Seller would not have incurred had the Price been paid on the Date of Entry and interest which the Seller could have earned on the Price had it been paid on the Date of Entry.

If the Seller rescinds the Missives, no Interest will be due by the Purchaser in terms of Condition 2.33.

2.5	receipt of money

For the purposes of this Condition 2, money will not be deemed paid to the Seller until such time as same day credit on it is available to the holder of the Seller's Bank Account in accordance with normal banking procedure.

2.6	suspension

The provisions of Conditions 2.2.2.3, 2.3 and 2.4 will not apply (and any Relevant Delay Period as defined in Condition 4.2.3 shall exclude) during any period(s) of time during which the delay in payment by the Purchaser is due to any failure or breach by or on behalf of the Seller to implement its obligations or duties under the Missives on time and the “Required Completion Date” for the purposes of Condition 2.2.2.3 shall be the date which is the Date of Entry as deferred by any such period(s) of time.

3	VAT

3.1.1	The Seller and the Purchaser agree:

3.1.1.1	that the sale of the Property to the Purchaser in terms of the Missives constitutes a TOGC and accordingly no VAT will be charged on the Price at Completion and no VAT will form part of the Completion Payment;

3.1.1.2	that the business of letting the Property for a consideration is capable of being operated separately as a business; and

3.1.1.3	to use all reasonable endeavours both before and after Completion to procure that the sale of the Property to the Purchaser in terms of the Missives is treated by HMRC as a TOGC.

3.1.2	The Seller confirms to the Purchaser that:

3.1.2.1	it (or the representative member of its VAT Group) is registered for the purposes of VAT;

3.1.2.2	either it or a person of which it is, and will at Completion be, a relevant associate (for the purposes of the VAT Act, Schedule 10, paragraph 2) has exercised pursuant to the VAT Act, Schedule 10, paragraph 2 (or been treated pursuant to the VAT Act, Schedule 10, paragraph 21 as having exercised) an option to tax in respect of the Property and has duly notified that option to HMRC to the extent required in order to make it effective;

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3.1.2.3	it (or such other person referred to in Condition 3.1.2.2) has not revoked, and will not revoke before Completion, its option and, where such option is treated as having been exercised as a result of a real estate election having been made, will not prior to Completion take any action, or omit to take any action, by virtue of which HMRC could revoke such real estate election;

3.1.2.4	the assets to be transferred to the Purchaser in terms of the Missives have been and will, in the period up to Completion, be used continuously for the Seller's business comprising the letting of and the collection of rents from property and such assets are the only assets in the business to be transferred; and

3.1.2.5	at Completion the Seller and the Tenant will not be members of the same VAT Group.

The Seller has exhibited evidence of the matters stated in Conditions 3.1.2.1 and 3.1.2.2.

3.1.3	The Purchaser confirms to the Seller that:

3.1.3.1	it (or the representative member of its VAT Group) will be registered or liable to be registered for the purposes of VAT at Completion;

3.1.3.2	before Completion it (or another person) will:

3.1.3.2.1	exercise an option to tax in respect of the Property under the VAT Act, Schedule 10, paragraph 2 or make a real estate election under the VAT Act, Schedule 10, paragraph 21; and

3.1.3.2.2	duly notify such option to tax or real estate election (as the case may be) to HMRC,

in either case, so as to ensure that the conditions in Article 5(2A) of the Value Added Tax (Special Provisions) Order 1995 will be satisfied in respect of the Purchaser's acquisition of the Property from the Seller;

3.1.3.3	it (or such other person referred to in Condition 3.1.3.2) will not revoke its option either before or after Completion and, where such option is treated as having been exercised as a result of a real estate election having been made, will not take any action, or omit to take any action, by virtue of which HMRC could revoke such real estate election;

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3.1.3.4	it will use such assets in carrying on the same kind of business as the Seller, namely that detailed in Condition 3.1.2.4;

3.1.3.5	Article 5 (2B) of the Value Added Tax (Special Provisions) Order 1995 does not apply to the Purchaser in relation to the purchase of the Property; and

3.1.3.6	it is not acting as a nominee.

The Purchaser will exhibit to the Seller, as soon as possible and in any event before Completion, evidence of the matters stated in Conditions 3.1.3.1 and 3.1.3.2 (including an acknowledgement by HMRC of the notification of such option to tax or, as the case may be, such real estate election if such acknowledgement is received by the Purchaser (or such other person referred to in Condition 3.1.3.2) prior to Completion).

3.1.4	If, notwithstanding the provisions above, HMRC direct in writing that VAT is chargeable on the sale of the Property, the Seller will notify the Purchaser in writing within 5 Working Days of the Seller being so advised by HMRC.

3.1.5	The Purchaser will pay to the Seller within 10 Working Days of written demand a sum equal to the amount of VAT determined by HMRC, in exchange for a valid VAT invoice.

3.1.6	Subject to Condition 3.1.7, the Purchaser will pay, in addition, to the Seller within 10 Working Days of written demand an amount equal to the total of any interest, penalties, claims, losses, damages, costs and expenses arising as a consequence of, or in relation to the failure to charge and collect VAT on the Price at Completion and to account for such VAT to HMRC except to the extent that VAT is chargeable on the Price as a consequence of the Seller's failure to comply with its obligations and undertakings in terms of this Condition 3.

3.1.7	The Seller will use all reasonable endeavours to minimise the amount due under Condition 3.1.6.

3.1.8	If the Purchaser fails to pay any amount due under Conditions 3.1.5 and 3.1.6 within the relevant time limit, the Purchaser will pay Interest on the outstanding amount. No Interest will be payable under this Condition in respect of any amount and time period to the extent that the Seller has already been compensated under Condition 3.1.6 for interest in respect of the same amount and the same time period.

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3.1.9	The Purchaser and the Seller do not intend to make a joint application under regulation 6(1) of the VAT Regulations 1995 (SI 1995/2518) for the Purchaser to be registered for VAT under the Seller's VAT registration number and the Seller confirms that it will allow the Purchaser such access to VAT records relating to the Property as required by Section 49 of the VAT Act as amended by the Finance Act 2007.

3.2	capital goods scheme

The Seller confirms to the Purchaser that none of the assets to be transferred to the Purchaser in terms of the Missives is a capital item to which the Capital Goods Scheme (per Regulation 112 to 116 of the Value Added Tax Regulations 1995 as amended) applies or will apply in the period up to Completion other than any assets specified in Part 8 of the Schedule.

4	Entry and Apportionments

4.1	entry

Entry to the Property subject only to and with the benefit of the Lease will be given on the Date of Entry.

4.2	rent apportionment etc

4.2.1	The Purchaser acknowledges by your acceptance hereof that the Lease is subject to a reduced rent of £1 per annum if asked in the period from 28 February 2015 to 27 August 2017 (both dates inclusive). There will accordingly be no apportionment of rents payable under the Lease as at Completion and the Seller and Purchaser will respectively be entitled to all such rents referable to the periods respectively preceding and following such reduced rent period.

4.2.2	If the Date of Entry is earlier than 30 April 2015 then the Price (and thus (subject to and without prejudice to Condition 4.2.3) the Completion Payment due to be paid by the Purchaser to the Seller at Completion) will be decreased by a sum calculated in accordance with the following formula:

S = D x £2,535

where:

S	is the sum to be thus deducted from the Price due by the Purchaser to the Seller; and

D	is the number of days (if any) comprised in the period commencing on the Date of Entry and ending on 29 April 2015 (both dates inclusive).

4.2.3	If Completion occurs later than the Date of Entry then the Purchaser shall pay to the Seller (by way of an increase in the Price) a sum calculated in accordance with the following formula:

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S = D x £2,535

where:

S	is the sum to be thus added to the Price due by the Purchaser to the Seller.

D	is the number of days (if any) comprised in the period (the “Relevant Delay Period”) commencing on the Date of Entry and ending on the date of Completion but excluding therefrom any period(s) of time during which the delay in Completion is due to any failure or breach by or on behalf of the Seller to implement its obligations or duties under the Missives on time.

4.3	other apportionments

4.3.1	All (if any) payments under the Lease and/or outgoings for the Property (other than rent, rates and insurance) will be apportioned as at Completion on an equitable basis.

4.3.2	Within 5 Working Days after Completion, the Seller or the Seller's Solicitors will advise the local authority of the change of ownership of the Property so that any apportionment of rates can be carried out by the local authority.

5	Other payments

5.1	arrears

5.1.1	If any payments under the Lease are in arrears at Completion the Purchaser will use all reasonable endeavours to procure payment from the Tenant as soon as practicable after Completion provided that the Seller keeps the Purchaser free of expense.

5.1.2	The Purchaser will pay to the Seller all sums relating to such arrears (together with any interest paid by the Tenant in terms of the Lease) within 5 Working Days of cleared funds being received from the Tenant.

5.1.3	If the Seller or its agents receive any payments from the Tenant after Completion which do not relate to arrears due to the Seller it will pay them to the Purchaser within 5 Working Days of the relevant cleared funds being received from the Tenant.

5.1.4	If requested by the other, the Seller and the Purchaser will each assign to the other such rights as are reasonably necessary to enable them to recover from the Tenant any sums due under the Lease to which they are entitled in terms of the Missives. The Seller may not take any steps to sequestrate the Tenant or appoint a receiver or liquidator to the Tenant.

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5.2	rent deposits

There are no rent deposits paid by the Tenant and held by or to the order of the Seller (or their agents) as Landlords.

6	Disclosed documents

6.1	Subject only to Condition 9 the Purchaser is deemed to have examined the Disclosed Documents and accepts that it is purchasing the Property on the basis that it has satisfied itself on all matters disclosed in them and on the validity and marketability of the Seller's title to the Property.

6.2	Condition 6.1 will override any other provision of the Missives apparently to the contrary and any confirmation given by the Seller in the Missives is given subject to the Disclosed Documents whether or not that is expressly stated.

7	Title

7.1	Encumbrances

7.1.1	So far as the Seller is aware there are no Encumbrances affecting the Property other than those specified or referred to in the Disclosed Documents.

7.1.2	The Property is sold with and under the Encumbrances affecting the Property whether specified or referred to in the Title Deeds or not.

7.2	minerals

The minerals are included in the sale to the extent to which the Seller has any right to them.

7.3	outstanding disputes

During the period of the Seller's ownership of the Property, there have been no disputes which remain outstanding with neighbouring proprietors or third parties about items common to the Property and adjacent premises, access to or from the Property, the title to the Property or similar matters.

7.4	possession

The Seller confirms that it is currently in legal possession of the Property as landlord under the Lease and has been in such possession of the Property openly, peaceably and without judicial interruption for a continuous period of at least one year.

7.5	community interests

The Seller has not as far as it is aware received any notices in terms of Section 37 of the Land Reform (Scotland) Act 2003 in respect of the Property.

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7.6	occupancy rights

The Seller warrants that no part of the Property is (or has within the prescriptive period been) used as a private residence and consequently that the provisions of none of the Matrimonial Homes (Family Protection) (Scotland) Act 1981 as amended, or the Family Law (Scotland) Act 1985, or the Civil Partnership Act 2004 apply to the Property or any part of it, or to the Seller's interest in the Property.

7.7	Advance Notices

7.7.1	The Seller will apply to the Keeper for an Advance Notice for the Disposition, in the form adjusted with the Purchaser, to be entered on the application record for the Property no earlier than 5 Working Days prior to the Date of Entry. The cost of such Advance Notice will be met by the Seller.

7.7.2	The Seller consents to the Purchaser applying to the Keeper for Advance Notices for any deeds which the Purchaser intends to grant in relation to the Property. The cost of any Advance Notices which the Purchaser applies for will be met by the Purchaser.

7.7.3	If the Seller rescinds the Missives in the circumstances set out in Condition 2.4 (Cancellation of Sale) the Purchaser will immediately discharge at its own cost any Advance Notice submitted by it if requested to do so by the Seller and consents to the discharge of all Advance Notices for the Disposition.

7.7.4	If Completion is likely to occur after the Date of Entry, the Seller, if requested to do so by the Purchaser, will apply for a further Advance Notice for the Disposition, in the form adjusted with the Purchaser, and the cost of any such additional Advance Notices will be met:

7.7.4.1	by the Seller if the delay in settlement is due to any failure or breach by or on behalf of the Seller to implement its obligations under the Missives on time; or

7.7.4.2	by the Purchaser if the delay in settlement is due to any failure or breach by or on behalf of the Purchaser to implement its obligations under the Missives on time.

7.7.5	The Seller’s Solicitors will not provide any letter of obligation.

7.8	Land Register Requirements

7.8.1	Subject to Conditions 6 and 7.8.2, the Seller will deliver to the Purchaser, on demand from time to time and at the Seller’s expense such documents and evidence as the Keeper may require to enable the Keeper to update or create (as the case may be) the Title Sheet of the Property to disclose the Purchaser as the registered proprietor of the whole of the Property. Such documents will include (unless the Property comprises part only of a building):

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7.8.1.1	a plan or bounding description sufficient to enable the Property to be identified on the cadastral map; and

7.8.1.2	evidence (such as a Plans Report) that the description of the Property in the Title Deeds is habile to include the whole of the occupied extent and there is no conflict between the extent of the Property and any registered cadastral units.

7.8.2	After Completion, the Seller will deliver such documents and evidence as are specified in Condition 7.8.1 only if the Disposition is presented for registration not later than 14 days after Completion.

8	Lease

8.1	confirmations

The Seller confirms that, except as disclosed in Part 4 of the Schedule:

8.1.1	The Lease accurately sets out the whole terms of the letting of the Property.

8.1.2	The Lease has not been amended or varied in a manner which is binding on the Purchaser and will not be so amended or varied prior to Completion except with the prior written consent of the Purchaser.

8.1.3	The information disclosed in the rent payment history (forming part of the Disclosed Documents) is complete and accurate in all material respects.

8.1.4	The Seller is not aware of any material breach by the Tenant of any of its obligations under the Lease which would not be reasonably ascertainable from an inspection of the Property.

8.1.5	The Seller has not received written notification from the Tenant of claims or disputes under the Lease against the Landlord which are outstanding.

8.1.6	There are no notices issued by the Seller to the Tenant, or by the Tenant to the Seller, under the Lease which remain to be implemented.

8.1.7	No notices by or on behalf of the Tenant exercising any option to break or terminate the Lease have been served on the Seller or vice versa.

8.1.8	The Seller has not received written notification of the insolvency, liquidation, administration or receivership of the Tenant.

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8.1.9	The Seller has not received written notification of the creation of any fixed or floating charges over the interest of the Tenant under the Lease.

8.2	period to completion

The Seller will take all necessary steps which a prudent landlord (acting reasonably) would take in the interests of good estate management to ensure that the confirmations given in Condition 8.1 apply at Completion.

8.3	interim management

8.3.1	In the period from the Conclusion Date until Completion, the Seller will:

8.3.1.1	implement its obligations as Landlord under the Lease;

8.3.1.2	continue to manage the Property and the Lease as a responsible landlord and in accordance with the principles of good estate management; and

8.3.1.3	disclose in writing any changes to the confirmations given in Condition 8.1.

8.3.2	The Seller will not:

8.3.2.1	terminate or accept a renunciation of the Lease; or

8.3.2.2	grant any new lease; or

8.3.2.3	vary the Lease; or

8.3.2.4	settle any rent review under the Lease, propose or agree any reference to a third party for determination of any rent review or make or agree any proposal for a reviewed rent; or

8.3.2.5	serve any notice under the Lease; or

8.3.2.6	carry out any alterations to the Property

except with the prior written consent of the Purchaser.

8.3.3	If any application to the Seller for its consent under the Lease is still outstanding, or if any such application is made prior to Completion, the Seller will not grant consent without the prior written approval of the Purchaser. In relation to each such application, the Purchaser will timeously comply with the obligations of the Seller, as Landlord, failing which the Purchaser will indemnify the Seller fully in respect of all liability incurred by the Seller to the Tenant in relation to the relevant applications.

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8.4	rent reviews

There are no outstanding rent reviews under the Lease.

9	Completion

9.1	At Completion, the Purchaser will pay the Completion Payment (and any VAT on the Price) to the Seller in terms of Condition 2.1 and procure the release of the Deposit in cleared funds to the Seller in terms of Condition 2.1.1.2.

9.2	In exchange for the payment and release of the Deposit referred to in Condition 9.1, at Completion the Seller will deliver to the Purchaser:

9.2.1	disposition

the Disposition duly executed by the Seller.

9.2.2	title deeds

the Title Deeds.

9.2.3	leases

the Lease.

9.2.4	disclosed documents

the Disclosed Documents.

9.2.5	Legal Reports

9.2.5.1	a Legal Report brought down to a date as near as practicable to Completion which report will show:

9.2.5.1.1	no entries adverse to the Seller’s interest in the Property

9.2.5.1.2	the Advance Notice for the Disposition; and

9.2.5.1.3	no other Advance Notices other than those submitted by the Purchaser.

the cost of the Reports and Search being the responsibility of the Seller.

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9.2.6	discharge/deed of restriction

a discharge/deed of restriction duly executed by the heritable creditor in any standard security affecting the Property together with completed and signed application forms for registration and payment for the correct amount of registration dues.

9.2.7	letter of consent and non-crystallisation

a letter of consent and non-crystallisation in the holder's usual form (releasing the Property from charge or otherwise in terms that confer a valid title on the subject to compliance with any time limit for registration of the Purchaser's title) in respect of the transaction envisaged by the Missives from each holder of a floating charge granted by the Seller.

9.2.8	retrocession of assignation of rents

a retrocession of assignation of rents duly executed by the creditor in terms of the draft forming Part 10 of the Schedule (subject to such if any amendments as are required by such creditor and approved by both Parties acting reasonably).

9.2.9	change of landlord

notices of change of landlord in terms of the draft notices forming Part 5 of the Schedule addressed to the Tenant and the Guarantor respectively and signed by the Seller's Solicitors.

9.2.10	assignation of guarantee

the Assignation of Guarantee duly executed by the Seller.

9.2.11	opinion letter

the Opinion Letter (in pdf format) sent by email and dated no earlier than 2 Working Days prior to Completion.

9.2.12	other documents

any other deeds and documents to be delivered to the Purchaser on or before Completion in terms of the Missives.

10	Post Completion

Provided that the Disposition is presented for registration prior to the earlier of 14 days after Completion and the date of expiry of the last Advance Notice registered in relation to the Disposition in terms of Condition 7.7, the updated or newly created Title Sheet of the Property will contain no exclusion or limitation of warranty in terms of Section 75 of the 2012 Act and disclose no entry, deed or diligence (including any charging order under the Buildings (Recovery of Expenses) (Scotland) Act 2014 or any notice of potential liability for costs registered under the Tenements (Scotland) Act 2004 or the Title Conditions (Scotland) Act 2003) prejudicial to the interest of the Purchasers other than such as are created by or against the Purchaser or have been disclosed to, and accepted in writing by, the Purchaser prior to Completion.

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11	Insurance

11.1	From the Conclusion Date until Completion, the Seller will keep the Property insured in accordance with the Landlords' obligations under the Lease. As soon as reasonably practicable after the Conclusion Date, the Seller will make available to the Purchaser written details of such insurances, if it has not already provided this information.

11.2	Immediately following the Conclusion Date, the Seller will use its reasonable endeavours to have the Purchaser's interest in the Property (as purchaser, price unpaid) endorsed or noted on or otherwise (either specifically or generically) covered by its policies of insurance in respect of or relating to the Property and will exhibit evidence to the Purchaser that it has done so.

11.3	The Seller will:

11.3.1	within 5 Working Days after Completion cancel such insurances (under reservation of all prior claims), and

11.3.2	provided that the insurance premiums have been paid in full by the Tenant, within 5 Working Days of receipt, refund to the relevant Tenants all repayments of premium due to them and exhibit evidence to the Purchaser of having done so.

12	Damage or Destruction

12.1	Risk of damage to or destruction of the Property will not pass to the Purchaser until Completion.

12.2	If prior to Completion the Property sustains damage (whether insured or otherwise) which at common law would entitle a hypothetical tenant under a hypothetical lease of the Property to an abatement of rent of an amount exceeding 20% of the rent, either party will be entitled to resile from the Missives without penalty on delivery of written notice to that effect to the other's solicitors no later than midday on the date on which Completion is due to take place, time being of the essence.

12.3	If there is any dispute as to whether the Property has suffered such damage, the matter will be referred to the decision of an independent surveyor, who will act as an expert, appointed, failing agreement, by the Chairman of the RICS in Scotland on application by either party. The independent surveyor's decision will be binding on the parties. If the independent surveyor dies, delays or becomes unwilling or incapable of acting then either the Seller or the Purchaser may apply to the Chairman to discharge that independent surveyor and appoint a replacement. The fees and expenses of the independent surveyor and the cost of appointment are payable by the Seller and the Purchaser in the proportions which the independent surveyor directs and if no direction is made, equally.

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12.4	Subject to Condition 12.2 if the Property is damaged or destroyed by an insured risk prior to Completion, the Seller's responsibility to the Purchaser at Completion will be:

12.4.1	to pay to the Purchaser the insurance proceeds received by the Seller to the extent that they have not been spent on reinstatement; and

12.4.2	to assign its rights in respect of the insurance proceeds specified in Condition 12.4.1 to the Purchaser.

13	Statutory matters

13.1	statute

The Purchaser is deemed to have satisfied itself on the application of all statute and statutory regulations and rules in so far as affecting or relating to the Property and, except as expressly provided for in the Missives, the Seller gives no warranties or assurances on such matters.

13.2	statutory repairs notices

Any local authority statutory repairs notices (other than any notice or requirement of any Environmental Authority made pursuant to any Environmental Law (as such terms are defined in Condition 14)) affecting the Property which are issued prior to the Date of Entry will as between the Purchaser and the Seller be the responsibility of the Seller except to the extent that (i) they are instigated by or with the authority of the Purchaser or (ii) they are the responsibility of the Tenant in accordance with the Lease. Liability under this Condition will subsist until met and will not be avoided by the issue of a fresh notice.

13.3	energy performance certificate

The Seller confirms that a valid current energy performance certificate (in terms of the Energy Performance of Buildings (Scotland) Regulations 2008) has been obtained for, and affixed to, the Property.

13.4	green deal

As far as the Seller is aware the Property is not subject to a green deal plan as defined in Section 1 of the Energy Act 2011.

14	No employees

14.1	As at the Conclusion Date and Completion, the Seller confirms that there are no persons to whom the provisions of the Transfer of Undertakings (Protection of Employment) Regulations 2006 ("Employment Regulations") will apply in relation to:

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14.1.1	the sale of the Property; and

14.1.2	the creation or cessation of any contractual relationship consequent to such sale;

with the effect of such person’s employment (or liability for it and its termination) being deemed to transfer to the Purchaser at Completion.

14.2	If it is asserted or found by a court or tribunal that the Employment Regulations apply in relation to any person ("Employee"), the Purchaser may terminate the employment of the Employee within 10 Working Days, where it has not already terminated, and if the Purchaser complies with its obligations under this Condition 14 (where applicable), the Seller undertakes to keep the Purchaser indemnified, on demand, against all costs, claims, liabilities and expenses (including reasonable legal expenses) of any nature arising out of the employment of the Employee prior to Completion or the termination of it (whether it is terminated by the Purchaser or any other person and whether before, on or after Completion).

15	Guarantee

15.1	The Guarantee will be assigned to the Purchaser in terms of the Assignation of Guarantee.

15.2	The Purchaser will:

15.2.1	within 15 Working Days after Completion duly execute the Assignation of Guarantee delivered to the Purchaser at Completion; and

15.2.2	within 20 Working Days after Completion, intimate the Assignation of Guarantee to the Guarantor and deliver a copy of the intimation to the Seller.

16	Capital allowances

16.1	Purchaser and the Seller agree that the portion of the Price attributable to items of Fixed Plant is £260,136.66 (subject to Condition 16.3).

16.2	The Seller and the Purchaser recognise that because the Seller's expenditure on the acquisition of the Property was incurred before 1 April 2008, and the Seller has not subsequently incurred capital expenditure in relation to the refurbishment or development of the Property, the Seller is not required to bring any disposal values into account in respect of those integral features within the Property which prior to 1 April 2008 did not qualify for plant and machinery allowances.

16.3	If the Date of Entry is a date earlier than 30 April 2015 the portion of the Price attributable to items of Fixed Plant will be recalculated on the basis that the Seller shall only claim writing down allowances to the Date of Entry.

16.4	The Purchaser will make an election with the Seller under Section 198 of the Capital Allowances Act 2001 in terms of the draft contained in Part 7 of the Schedule, in which case:

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16.4.1	on Completion, the Seller and the Purchaser will sign in duplicate the election agreeing the value of Fixed Plant in accordance with clauses 16.1 and 16.3 above, being the disposal value for the Fixed Plant required to be brought into account by the Seller and falling to be treated as expenditure incurred by the Purchaser on the provision of the Fixed Plant and the Seller confirms that the amount attributed to the Fixed Plant in the election will not be in excess of the aggregate amount treated for the purposes of the Capital Allowances Act 2001 as having been paid by the Seller for the Fixed Plant;

16.4.2	both the Seller and the Purchaser will submit the election to HMRC within the time limit prescribed by law and take all reasonable steps to procure that the value is accepted by HMRC;

16.4.3	the Seller and the Purchaser agree to reflect such value in their relevant tax computations and returns.

16.5	The Seller will use reasonable endeavours to provide, or procure that its agents provide:

16.5.1	copies of all relevant information in its possession or that of its agents, and

16.5.2	such cooperation and assistance as the Purchaser may reasonably require to enable the Purchaser to make and substantiate claims under the Capital Allowances Act 2001 in respect of the Property.

16.6	The Purchaser agrees that it will:

16.6.1	use the information provided pursuant to Condition 16.5 only for the stated purpose; and

16.6.2	not disclose, without the reasonable consent of the Seller, any such information which the Seller expressly provides on a confidential basis.

17	Access

Subject to the terms of the Lease access to the Property prior to the Date of Entry will be given to the Purchaser, its surveyors and other professional advisers for all reasonable purposes (including examining the Property), provided that the Purchaser will ensure that in doing so they:

17.1	comply with the Seller's reasonable requirements,

17.2	comply with the access restrictions imposed on the Landlord under the Lease; and

17.3	exercise reasonable restraint and make good all loss, injury and damage caused to the Property and any claim from the Tenant.

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18	Confidentiality

18.1	generally

Save as after provided in Condition 18.2 the Purchaser and the Seller will not disclose details of the Missives or the acquisition of the Property by the Purchaser to the press or otherwise except:

18.1.1	with the prior written consent of the other party;

18.1.2	to the Purchaser and the Seller's respective affiliates on the basis that such affiliates are bound in the same terms mutatis mutandis as this Condition 18.1;

18.1.3	to the Purchaser and the Seller's respective agents and professional advisers in connection with the acquisition/sale of the Property;

18.1.4	to the Purchaser's bankers or other providers of finance (and their professional advisers) in connection with the acquisition of the Property;

18.1.5	where required by law; and

18.1.6	where required to comply with the requirements of the Stock Exchange or any other regulatory or government authority.

18.2	press releases

The Purchaser may after Completion publish a press release and/or make such announcement as it sees fit in relation to its purchase of the Property, provided that it will not disclose the identity of the Seller in doing so.

19	Formal documentation

19.1	formal documentation required

Neither the Seller nor the Purchaser will be bound by any acceptance of this offer or any other letter purporting to form part of the Missives or any amendment or variation of the Missives unless it is duly executed.

19.2	complete agreement

The Missives (including the annexations) will represent and express the full and complete agreement between the Seller and the Purchaser at the Conclusion Date relating to the sale of the Property and will supersede any previous agreements between the Seller and the Purchaser relating to such sale. Neither the Seller nor the Purchaser has been induced to enter into the Missives on account of any prior warranties or representations.

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20	Supersession

The provisions of the Missives (other than Conditions 2.4, 7.8 and 10 which will remain in full force and effect until implemented) in so far as not implemented by the granting and delivery of the Disposition and others, will remain in full force and effect until:

20.1	in the case of the Lease confirmations given in Condition 8.1, 6 years after the Date of Entry;

20.2	in the case of the provisions in Condition 5.1, 6 months after the Date of Entry; and

20.3	in the case of all other provisions the earlier of:

20.3.1	the date when such provisions have been implemented; and

20.3.2	2 years after the Date of Entry except in so far as they are founded on in any court proceedings which have commenced within such 2 year period.

21	Exclusion of Personal Liability

21.1	No personal liability will attach to the Purchaser's Solicitors by virtue of their entering into the Missives in their capacity as agents for the Purchaser.

21.2	No personal liability will attach to the Seller's Solicitors by virtue of their entering into the Missives in their capacity as agents for the Seller.

21.3	The Seller and the Purchaser will be solely liable to each other for compliance with, and fulfilment of, their respective obligations under the Missives.

22	Assignation

The Purchaser may not (whether at common law or otherwise):

22.1.1	assign, transfer, grant any security interest over, hold on trust or deal in any other manner with the benefit of the whole or any part of its interest in the Missives;

22.1.2	sub-contract any or all of its obligations under the Missives; nor

22.1.3	purport to do any of the foregoing.

23	Proper Law and Prorogation

The Missives and the rights and obligations of the Seller and the Purchaser will be governed by and construed in accordance with the law of Scotland and the Seller and the Purchaser will be deemed to have agreed to submit to the non-exclusive jurisdiction of the Scottish courts.

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24	Time limit

This offer, if not previously withdrawn, will fall unless a binding written acceptance has been received by us by 5 pm on 20 March 2015.

Yours faithfully

Signed on behalf of Brodies LLP	Witness
by James Ian Roscoe, Member

15 Atholl Crescent,
Edinburgh
EH3 8HA

25

This is the Schedule referred to in the foregoing offer by Brodies LLP (on behalf of Quarry Town Limited) to Morton Fraser LLP (on behalf of ARC NCKWYDE001, LLC) in respect of Discovery Centre, Dundee DD2 4SW

Part 1

Disclosed Documents

1	Title Deeds

2	Lease

3	Property enquiry certificate for Discovery Centre, Dundee dated 13 January 2015

4	Copy of Title Sheet ANG10480 dated 20 October 2014 (re neighbouring property)

5	Legal Report Property over ANG3945 certified to 12 January 2015

6	Copy of Title Sheet ANG29855 dated 20 Oct 2014 (tenant’s interest under lease)

7	Copy of Standard Security dated 10 December 2004 by Quarry Town Limited in favour of Capita IRG Trustees Limited as Security Trustee therein mentioned

8	Copy of Debenture dated 16 December 2004 by Quarry Town Limited in favour of Capita IRG Trustees Limited as Security Trustee therein mentioned

9	Copy of Rental Assignation dated 10 December 2004 by Quarry Town Limited in favour of Capita IRG Trustees Limited as Security Trustee therein mentioned

10	Copies of Planning Permissions:

10.1	Planning Approval D23770 dated 27 April 1999 (including application form, drawings and correspondence with the Planning Dept dated 16 and 23 Dec 1999 and 8 March 2001)

10.2	Planning Approval D24350 dated 16 December 1999

10.3	Planning Approval 01/30012/ADV dated 16 July 2001 (including application form and drawings)

10.4	Planning Approval 01/25117/D dated 27 May 2003 (including drawings)

11	Copies of Building Warrants:

11.1	Building Warrant Approval 99/0151/BW (Stage 1)

11.2	Building Warrant Approval 00/0309/ALT (Amendment 1 to Stage 1)

26

11.3	Building Warrant Approval 00/0540/BW (Stage 2)

11.4	Relaxation Direction 2 (Regulation 9 – Technical Standard E9.4b) dated 13/12/2000

11.5	Building Warrant Approval 00/0854/BW (Stage 3)

11.6	Building Warrant Approval 01/00742/ALT (Amendment 1 to Stage 3)

11.7	Building Warrant Approval 01/00473/BW (Stage 4)

11.8	Building Warrant Approval 01/00741/ALT (Stage 1)

11.9	Building Warrant Approval 01/00876/NBUILD (Amendment 2 to Stage 3)

11.10	Relaxation Direction 1 (Regulation 9 – Technical Standard E5.4) dated 3/10/2001

11.11	Building Warrant Approval 01/00968/NBUILD (Amendment 1 to Stage 4)

11.12	Building Warrant Approval 03/00137/NBUILD

12	Copies of Completion Certificates:

12.1	Certificate of Completion 00/00540/BW.

12.2	Certificate of Completion 00/0854/BW (incl. – 01/00742/ALT & 01/00876/NBUILD).

12.3	Certificate of Completion 99/00151/BW (inc. – 01/0309/ALT & 01/00741/ALT).

12.4	Certificate of Completion 01/00473/BW (incl. – Relation Regulation 9 – Technical Standard E5.4 & Regulation 9 – Technical Standard E9.4b).

12.5	Certificate of Completion 01/00968/NBUILD.

12.6	Certificate of Completion 03/00137/NBUILD.

13	NCR Accounts:

13.1	31 December 2013

13.2	31 December 2012

13.3	31 December 2011

14	NCR Financial Solutions Group Limited charges search (to 19 December 2014)

15	Certificates of Insurance:

15.1	1 January 2014 – 31 December 2014

27

15.2	1 January 2015 – 31 December 2015

16	Invoices for 2015 insurance costs

17	Rateable Value

18	Reinstatement Cost Assessments – October 2011

19	Floor Plans:

19.1	1st Floor East Office Aug 2011

19.2	1st Floor West Labs Aug 2011

19.3	2nd Floor East Offices Aug 2011

19.4	2nd Floor West Offices Aug 2011

19.5	3rd Floor East Offices Aug 2011

19.6	3rd Floor West Offices Aug 2011

19.7	Ground Floor East Aug 2011

19.8	Ground Floor West Aug 2011

20	Energy Performance Certificate dated 14 February 2014

21	Rent Payment History

22	Debtor history report dated 1 December 2014

23	Latest rental invoice (28 November 2014 – 27 February 2015)

24	Roads adoption plan

25	Fire risk assessment July 2012

26	Fire risk assessment August 2014

27	Centre Risk Assessment April 2014

28	DDA Accessibility Appraisal dated 22 February 2013

29	Election to waive VAT exemption

30	Election to waive VAT exemption dated 13 October 2004

31	Election to waive VAT exemption dated 13 December 2004

28

32	Notification of VAT Registration dated 13 October 2004

33	Non-resident landlord scheme approval

34	S. 198 Capital Allowances Election and 2004 CA election

29

Part 2

Title Deeds

Title Sheet in respect of Title Number ANG3945 updated to 20 October 2014.

30

Part 3

Lease

Lease among Balgarthno Estates Limited, NCR Financial Solutions Group Limited and NCR Corporation dated 12, 17 and 25 November 2003 and registered in the Books of Council and Session on 2 March 2004 (and registered in the Land Register of Scotland under Title Number ANG29855) as varied by:

1.	Minute of Agreement among Balgarthno Estates Limited, NCR Financial Solutions Group Limited and NCR Corporation dated 12, 17 and 25 November 2003 and registered in the Books of Council and Session on 2 March 2004;

2.	Licence for Works Agreement among Balgarthno Estates Limited, NCR Financial Solutions Group Limited and NCR Corporation dated 9 and 15 November and 1 December 2004 and registered in the Books of Council and Session on 9 December 2004;

3.	Licence for Works Agreement between Quarry Town Limited and NCR Financial Solutions Group Limited with the consent of NCR Corporation dated 19 July, 8 August and 15 September 2011 and registered in the Books of Council and Session on 10 January 2012; and

4.	Minute of Agreement among Quarry Town Limited, NCR Financial Solutions Group Limited and NCR Corporation dated 3, 12 and 17 November 2014 and registered in the Books of Council and Session on 3 December 2014.

31

Part 4

Disclosures against Lease Confirmations

None

32

Part 5

Notices of Change of Landlord

NCR Financial Solutions Group Limited

206/216 Marylebone Road

London

NW1 6LY

Dear Sirs

DISCOVERY CENTRE, 3 FULTON ROAD, DUNDEE, ANGUS DD2 4SW (the "Property")

On behalf of our client, Quarry Town Limited, incorporated under the Companies Ordinance in Gibraltar with Registered Number 87249 and having its Registered Office at Suites 7b and 8b, 50 Town Range, Gibraltar (the “Seller”) we intimate to you (the "Tenants") that, as from [insert Date of Entry] 2015, the Seller has sold its interest as your landlord in the Property to ARC NCKWYDE001, LLC, a Limited Liability Company registered under the Laws of the State of Delaware, United States of America (File Number 5671188) and having its Registered Office at 2711 Centerville Road, Suite 400, Wilmington, 19808 USA (the "Purchaser").

Future rent demands will be issued by or on behalf of the Purchaser and future communications concerning any matter arising from the letting should be addressed to the Purchaser c/o their property manager, namely  Moor Park Capital Partners LLP (in their capacity as property manager for the Landlord), 2nd Floor, 37-38 Margaret Street, London W1G 0JF.

We also intimate that the Seller has received a retrocession from Capita IRG Trustees Limited, as agent and security trustee, of their right, title and interest to the rent and other sums receivable in terms of the assignation of rents granted by the Seller in their favour dated 10 December 2004 (a certified copy of which retrocession accompanies this letter).

This letter is enclosed in duplicate. Kindly post the duplicate, with the docquet on it duly signed, to the solicitors acting for the Purchaser: Morton Fraser LLP (ref. Michael Ramsay), Quartermile Two, 2 Lister Square, Edinburgh EH3 9GL.

Yours faithfully

Agents for Quarry Town Limited

................................. 2015

We acknowledge receipt of the notice of which the above is a duplicate.

....................................................

For and on behalf of the Tenants

33

NCR Corporation

3097 Satellite Blvd.

Duluth

GA 30096

USA

Dear Sirs

DISCOVERY CENTRE, 3 FULTON ROAD, DUNDEE, ANGUS DD2 4SW (the "Property")

On behalf of our client, Quarry Town Limited, incorporated under the Companies Ordinance in Gibraltar with Registered Number 87249 and having its Registered Office at Suites 7b and 8b, 50 Town Range, Gibraltar (the “Seller”) we intimate to you (the "Guarantor") as guarantor of the tenant of the Property that, as from [insert Date of Entry] 2015, the Seller has sold its interest as landlord of the Property to ARC NCKWYDE001, LLC, a Limited Liability Company registered under the Laws of the State of Delaware, United States of America (File Number 5671188) and having its Registered Office at 2711 Centerville Road, Suite 400, Wilmington, 19808 USA (the "Purchaser").

Future rent demands will be issued to the tenant by or on behalf of the Purchaser and future communications concerning any matter arising from the letting should be addressed to the Purchaser c/o their property manager, namely  Moor Park Capital Partners LLP (in their capacity as property manager for the Landlord), 2nd Floor, 37-38 Margaret Street, London W1G 0JF.

We also intimate that the Seller has received a retrocession from Capita IRG Trustees Limited, as agent and security trustee, of their right, title and interest to the rent and other sums receivable in terms of the assignation of rents granted by the Seller in their favour dated 10 December 2004 (a certified copy of which retrocession accompanies this letter).

This letter is enclosed in duplicate. Kindly post the duplicate, with the docquet on it duly signed, to the solicitors acting for the Purchaser: Morton Fraser LLP (ref. Michael Ramsay), Quartermile Two, 2 Lister Square, Edinburgh EH3 9GL.

Yours faithfully

Agents for Quarry Town Limited

................................. 2015

We acknowledge receipt of the notice of which the above is a duplicate.

....................................................

For and on behalf of NCR Corporation

34

Part 6

Disposition

DISPOSITION

by

Quarry Town limited

in favour of

ARC NCKWYDE001, LLC

Subjects: The Discovery Centre, 3 Fulton Road, Dundee (Title Number ANG3945)

Brodies LLP

15 Atholl Crescent

Edinburgh EH3 8HA

T: 0131 228 3777

F: 0131 228 3878

DX ED 10

Ref: KCLA/DAJ/JIR/QUA32.2

FAS 1468

2015

35

DISPOSITION

by

QUARRY TOWN LIMITED

in favour of

ARC NCKWYDE001, LLC

1	Definitions

In this deed unless the context otherwise requires:

1.1	"Sellers" means Quarry Town Limited, incorporated under the Companies Ordinance in Gibraltar with Registered Number 87249 and having its Registered Office at Suites 7b and 8b, 50 Town Range, Gibraltar;

1.2	"Purchasers" means ARC NCKWYDE001, LLC, a Limited Liability Company registered under the Laws of the State of Delaware, United States of America (File Number 5671188) and having its Registered Office at 2711 Centerville Road, Suite 400, Wilmington, 19808 USA;

1.3	"Price" means the sum of […………….] POUNDS (£[…………..]) Sterling exclusive of any VAT;[1]

1.4	"Lease" means the lease of the Subjects entered into among Balgarthno Estates Limited, the NCR Financial Solutions Group Limited and NCR Corporation dated 12, 17 and 25 November 2003 and registered in the Books of Council and Session on 2 March 2004 as varied and amended by (1) the Minute of Agreement entered into among Balgarthno Estates Limited, the NCR Financial Solutions Group Limited and NCR Corporation dated 12, 17 and 25 November 2003 and registered in the Books of Council and Session on 2 March 2004; and (2) the Minute of Variation entered into among Quarry Town Limited, NCR Financial Solutions Group Limited and NCR Corporation dated 3, 12 and 17 November 2014 and registered in the Books of Council and Session on 3 December 2014, the tenant’s interest in which lease is registered in the Land Register of Scotland under Title Number ANG29855; and

1.5	"Subjects" means the subjects described in Clause 3.

2	Narrative

2.1	The Sellers are the heritable proprietors of the Subjects.

2.2	The Sellers have sold the Subjects to the Purchasers in consideration of the Price.

2.3	The Sellers acknowledge receipt of the Price.

1 The Price as finalised in terms of the Missives (but excluding any adjustment thereto in terms of Condition 4.2.3) to be inserted

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3	Disposition

The Sellers dispone to the Purchasers and to their successors and assignees whomsoever heritably and irredeemably ALL and WHOLE the subjects known generally as Discovery Centre, 3 Fulton Road, Dundee, Angus DD2 4SW being the subjects and others registered in the Land Register of Scotland under Title Number ANG3945.

4	Entry

The Sellers grant entry and vacant possession to the Subjects (subject to the Lease) on […….] 2015.2

5	Warrandice

The Sellers grant warrandice but excepting therefrom the Lease.

6	Trust clause

The Sellers declare that they hold the Subjects in trust for the Purchasers absolutely until the earlier of 14 days from the date of entry and the date of registration in the Land Register of Scotland of the Purchasers’ interest in the Subjects, but solely for the purpose of holding title to the Subjects; from the date of entry the Sellers qua trustee under that trust shall be under no duty to maintain or preserve the Subjects nor to insure the Subjects against fire or other insurable risks.

7	Testing clause

This document is executed as follows:

For Quarry Town Limited

signature of witness	signature of director/secretary/authorised signatory

full name of above (print)	full name of above (print)

date of signing

address of witness	place of signing

2 The Date of Entry as finalised in terms of the Missive to be inserted

37

Part 7

Capital Allowances Election

1	The parties to the Joint Election

The Seller

Quarry Town Limited, incorporated under the Companies Ordinance in Gibraltar with Registered Number

Tax Reference [………………]

The Purchaser

ARC NCKWYDE001, LLC, a Limited Liability Company registered under the Laws of the State of Delaware, United States of America (File Number 5671188) and having its Registered Office at 2711 Centerville Road, Suite 400, Wilmington, 19808 USA

Tax Reference [………….….]

2	The Property

The Property is the Discovery Centre, 3 Fulton Road, Dundee, Angus DD2 4SW the title to which is registered in the Land Register of Scotland under Title Number ANG3945

3	The interest acquired

The interest in land to which this election relates and which has been acquired by the Purchaser is the heritable interest in the Property.

4	The joint election

The Seller and the Purchaser jointly elect, pursuant to the provisions of Section 198 of the Capital Allowances Act 2001, that the amount which, for all purposes of Part 2 of the Capital Allowances Act 2001, is to be taken as the portion of the sale price of the interest specified above which falls to be treated as capital expenditure incurred by the Purchaser on the provision of plant and machinery fixtures is £[……] (Note : insert same figure are finalised below) which amount shall be further apportioned as below.

As the Seller's expenditure incurred on the Property was pre 1 April 2008 this section 198 election does not apply to any integral features that only became qualifying from 1 April 2008. The Purchaser is the first new owner of the Property since 1 April 2008 and should be entitled to submit a claim in relation to these previously non qualifying assets based on an apportionment of the Purchase Price. No disposal values are required to be brought in by the Seller in relation to these assets.

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plant and machinery fixtures which are integral features (within the meaning of section 33A(5) of the Capital Allowances Act 2001)	0
plant and machinery fixtures which are not integral features	[£…] Note : insert £260,136.66 as adjusted, if applicable, in accordance with Condition 16.3 of the Missives

The operative date for capital allowances purposes in accordance with the Capital Allowances Act 2001 s.572(4) is [Insert date of Completion or, if earlier, time when possession of Property is given] 2015.

Signed	Signed

Name	Name

For and on behalf of the Seller	For and on behalf of the Purchaser

39

Part 8

Capital Goods Scheme

None

40

Part 9

Opinion Letter

[to be issued on Hassans headed notepaper]

ARC NCKWYDE001, LLC

2711 Centerville Road

Suite 400

Wilmington 19808

USA

Dear Sirs

Quarry Town Limited (“the Company”)

1.	We refer to the terms of the documents more specifically referred to at paragraph 3 below, which are to be executed by the Company in connection with the sale of the property known as Discovery Centre, 3 Fulton Road, Dundee, Angus DD2 4SW, registered in the Land Register of Scotland under Title Number ANG3945 (“the Property”).

2.	We are lawyers qualified to practise in Gibraltar. We have not made any investigation of, and do not express any opinion, as to the laws of any jurisdiction outside Gibraltar. This Opinion is given only in respect of the present laws of Gibraltar and having effect in Gibraltar and is limited to the facts and circumstances disclosed to us and subsisting at the date hereof as set out herein.

3.	For the purposes of this Opinion, we have examined the following documents:-

(a)	a copy of an offer to sell the Property to ARC NCKWYDE001, LLC (“the Purchaser”) made by Brodies LLP on behalf of the Company, executed by Brodies LLP on behalf of the Company on [..] 2015 ("the Offer");

(b)	a copy of the documents to be signed and delivered by the Company in terms of the Offer, namely the Disposition, Capital Allowances Election and the Assignation of Guarantee (all as defined therein)

The documents referred to at paragraph 3 shall be collectively referred to as “the Agreements”.

4.	We have in addition examined the following documents:

(a)	a certified true copy of the Certificate of Incorporation of the Company;

(b)	a certified true copy of the Memorandum & Articles of Association of the Company;

(c)	a certified true copy of the Minutes of a meeting of the Board of Directors of the Company approving inter alia the terms of the Agreements and authorising due acceptance of the same by the Company (“the Minutes”); and

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(d)	a Certificate of Good Standing, dated as at the date thereof, obtained from Companies House, Gibraltar in respect of the Company (“the Certificate”) (copy enclosed).

(together, “the Documents”)

Save as stated above, we have not examined or considered any other documentation whatsoever, nor have we made any other investigations or enquiries.

5.	In giving this Opinion, we have assumed without making any independent enquiry:

(a)	the capacity, power and authority of all parties other than the Company, to enter into and perform their respective obligations under the Agreements in accordance with the laws by which they are expressed to be governed;

(b)	that all necessary corporate action has been taken to authorise the issue and execution of the Agreements by all parties other than the Company;

(c)	that the Agreements will constitute legal, valid and binding agreements enforceable in accordance with their respective terms, under their respective governing laws;

(d)	that the Agreements will be delivered to you unconditionally;

(e)	that the information which has been made available to us by Companies House, Gibraltar and the secretary of the Company was complete, accurate and up-to-date as of the date on which it was issued and did not fail to disclose any material filings at the Companies Registry in Gibraltar and that the information contained in the Certificate is accurate as at the date hereof;

(f)	the genuineness of all and any signatures and seals;

(g)	the completeness and conformity to the originals of all documents submitted to us purporting to be copies or drafts of the originals;

(h)	to the extent that the obligations of any of the parties may be dependent upon such matters:

(i)	that each party to the Agreements, other than the Company, is duly incorporated and organised validly existing under the laws of its principal place of business;

(ii)	that all acts, conditions and things required to be done, fulfilled or undertaken under any law (including any and all authorisations and consents of any public authority of any jurisdiction), other than that of Gibraltar, in respect of the lawful execution or performance of the Agreements and in order to ensure that the Agreements are binding upon and enforceable against the parties thereto, other than the Company, have been, or will be done, fulfilled, undertaken or obtained; and

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(iii)	that insofar as any obligations under the Agreements are to be performed in any jurisdiction outside Gibraltar their performance will be legal and effective in accordance with the laws of that jurisdiction and that in executing the Agreements the Company is not in breach of any other agreement, obligation or trust;

(i)	that no circumstances exist which would justify the setting aside of the Agreements by reason of fraud, misrepresentation, mistake or undue influence;

(j)	that the Company is solvent at the time of issue of this Opinion;

(k)	that the Company is not in administration;

(l)	that the resolutions contained in the Minutes have been duly passed at properly convened, constituted and conducted meetings of the duly appointed Directors of the Company, at which all constitutional and other formalities have been observed and that the Minutes are a true, complete and accurate record of the proceedings at such meeting, and that none of the resolutions contained in the Minutes have been revoked, rescinded or otherwise amended or modified;

(m)	the choice of law to govern the Agreements is bona fide and is objectively concerned with the Agreements and was not made with the intention of evading the laws of Gibraltar or the jurisdiction of the Supreme Court of Gibraltar;

(n)	the copy of the Company's Memorandum & Articles of Association is a complete and true copy of the original Memorandum & Articles of Association of the Company, as currently in force, and that no change had been made to it prior to the execution of the Agreements;

(o)	that the Company will derive commercial benefit from entering into the Agreements;

(p)	that it is not intended to obtain security over any real property in Gibraltar in connection with the Agreements; and

(q)	that, in connection with the Agreements, no profits of the Company will accrue in, or be derived from, Gibraltar.

6.	Based on the above and subject to the qualifications, reservations and assumptions detailed in Paragraph 7 and Paragraph 9 below, we are of the opinion that:

(a)	The Company is a corporate body incorporated on the 22nd January 2003 and is duly established and existing with limited liability under the laws of Gibraltar.

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(b)	The Certificate shows, at the date hereof, that the Registered Office of the Company is Suites 7B & 8B, 50 Town Range, Gibraltar, the incorporation number of the Company is 87249, the Directors of the Company are Finsbury Corporate Services Limited and the authorised share capital of the Company is £9,000 divided into 9,000 Ordinary Shares of £1 each.

(c)	The Company has corporate power and legal capacity to carry on business as set out in its Memorandum and Articles of Association, to hold, dispose of, charge and otherwise deal with property, and to enter into and perform its obligations under the Agreements and to sue and be sued in its own name.

(d)	The Company has taken all actions required on its part to authorise the execution, delivery, performance and observance of the Agreements.

(e)	The execution delivery and performance by the Company of the Agreements will not:-

i)	contravene any existing law, regulation, Act, decree or authorisation to which it is subject;

ii)	contravene any provisions of the Company's Certificate of Incorporation or Memorandum and Articles of Association.

(f)	The Agreements, executed by and on behalf of the Company in accordance with the authority conferred by the Minutes will, when delivered, constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms.

(g)	Save as otherwise stated in this Opinion, no consent permit licence approval or authorisation or exemption under Gibraltar law from any government judicial or other authority is required in connection with the execution, delivery, performance, service, validity or enforceability of the Agreements.

(h)	Save as otherwise stated in this Opinion, the Company has obtained all authorisations, approvals and consents (including without limitation any exchange control consents) from all governmental or other authorities in Gibraltar necessary or appropriate for the execution and delivery by it of the Agreements and the exercise of its rights and the performance of its obligations under them (including without limitation, for making all payments due, or to become due, from it thereunder free from any deduction or withholding) and, save as otherwise stated in this Opinion, to render the same legal, valid, enforceable and admissible in evidence.

(i)	The Company will be bound by the express choice of law in the Agreements provided that the choice was bona fide legal and is not invalidated by reasons of public policy. We are not aware of any public policy and/or illegality in Gibraltar which would invalidate the choice of law or any other term in the Agreements.

(j)	The Company has legal capacity to submit irrevocably to the jurisdiction of the courts it has chosen in the Agreements and is not entitled to claim any immunity from suit or execution of any judgment on the ground of sovereignty or otherwise.

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(k)	The submission by the Company to the jurisdiction of the courts contained in the Agreements is a valid submission and any final judgment for a sum of money obtained against the Company in said courts will be enforceable against it in Gibraltar save and except where:

(a)	it was obtained by fraud;

(b)	its recognition or enforcement is contrary to public policy;

(c)	the proceedings in which it was obtained are contrary to natural justice; and

(d)	it is in respect of penalties.

Any such judgment will require to be registered in accordance with the prescribed procedure, in the Supreme Court of Gibraltar prior to enforcement.

(l)	Tax debts covered by the Mutual Legal Assistance (European Union) Act 2005 will be enforceable in Gibraltar unless specific conditions for non-assistance contained therein can be met. The recovery of tax debts other than under the said Act are not enforceable in Gibraltar.

(m)	There will be no withholding or other tax, duty, levy or impost to be deducted under Gibraltar law from any payment to be made under or in connection with the Agreements.

(n)	Any monies payable under, in connection with, or secured by the Agreements and the proceeds of any judgment obtained in respect of the Agreements in the courts of Gibraltar, may be remitted out of Gibraltar without limit or restriction and without the need to obtain any consent, permit, licence, approval, authorisation or exemption of any person.

(o)	There will be no stamp duty, ad valorem or otherwise, or other tax or impost of any nature payable in respect of the execution, delivery, performance, observance or enforcement of the Agreements.

(p)	It is not necessary in order to enable you to claim and enforce in Gibraltar any right afforded to you by, or in connection with the Agreements, or by reason of the execution, delivery and performance of them by you, that you be licensed, qualified or otherwise entitled to carry on business in, or otherwise registered with, any authority of, or in Gibraltar.

(q)	You will not be deemed to be resident, domiciled or carrying on business in or subject to the laws of Gibraltar by reason of the execution, delivery, performance or enforcement of the Agreements.

7.	We qualify this Opinion in the following respect:-

(a)	We have not advised nor do we purport to advise in respect of the commerciality of the transaction referred to in all or any of the documentation referred to in this letter.

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(b)	We express no opinion as to the accuracy of any warranties or representations given or made (expressly or impliedly) under or by virtue of any of the documents herein mentioned.

(c)	We express no opinion on the liability of the Company to pay taxes in Gibraltar other than as expressly set out and qualified herein.

8.	The Certificate does not reveal, as at the date hereof, that any steps have been taken to appoint a receiver, an administrative receiver, a receiver and manager or liquidator over or to wind up the Company. The Certificate does reveal, however, that there are 3 charges registered against the Company at Companies House, Gibraltar namely :- a Standard Security dated 10th December 2004, in favour of Capita IRG Trustees Limited, with serial number 13286; a Rental Assignation dated 10th December 2004, in favour of Capita IRG Trustees Limited, with serial number 13287; and a Debenture dated 16th December 2004, in favour of Capita IRG Trustees Limited, with serial number 13288.

9.	The Agreements are expressed to be governed by the law of Scotland, but if litigated in Gibraltar we would wish to put you on notice of the following reservations and qualifications:-

(a)	We express no opinion as to whether specific performance or injunctive relief, being equitable remedies, would necessarily be available in proceedings in the Gibraltar courts in respect of any of the obligations of the Company under or arising out of the Agreements.

(b)	Under Gibraltar law the enforcement of the Company’s obligations under the Agreements may be limited by:-

(i)	general principles of equity and public policy; and

(ii)	applicable bankruptcy, insolvency, liquidation, reorganisation, moratoriums and other laws relating to the enforcement of creditors’ rights generally.

(c)	If proceedings are held in Gibraltar a Gibraltar court may refuse to give effect to any obligation of the parties to pay the legal costs and other costs charges and expenses incurred by any party in respect of the costs of successful or unsuccessful litigation brought before that court or where the court has itself made an order for costs.

(d)	If proceedings are held in Gibraltar, the Gibraltar courts may not give effect to any obligations with respect to interest payments on overdue amounts if it could be established that the amount expressed as being payable was in the nature of a penalty.

(e)	Where any party to the Agreements is vested with a discretion or may determine a matter in its opinion and the proceedings are held in Gibraltar the Gibraltar courts may require that such discretion be exercised reasonably or that such opinion is based upon reasonable grounds.

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(f)	The question of severability and of unenforceable or void provisions would, if proceedings were held in Gibraltar, be determined by the courts of Gibraltar at their sole discretion.

(g)	Claims may be or become barred under the Limitation Act in accordance with the applicable limitation period or may be or become subject to a defence of set-off or counter-claim.

(h)	A Gibraltar court may not treat as evidence of any sum due from the Company under the Agreements certificates, decisions or calculations of the other contracting parties to the Agreements, which the Agreements state are to be so treated.

(i)	Any requirement to pay compound interest may not be enforceable in a Gibraltar court.

(j)	If any of the contracting parties in the Agreements are, or may be entitled under the Agreements, to do or omit to do any act, deed, matter or thing without prior notice to the Company, a Gibraltar court may not give effect to such provisions.

(k)	A Gibraltar court may examine the merits of any claims against the Company under any indemnity provision contained in the Agreements and may reserve its discretion in enforcing that claim.

(l)	A Gibraltar court will not necessarily award costs and disbursements in litigation in accordance with contractual provisions and we have reservations as to the ability of a party to obtain judgment for payment of interest at default rates (as against prescribed Court rates) after judgment in the courts of Gibraltar.

(m)	A Gibraltar court may, in certain circumstances, hold a charge to be a floating charge, even if it is described as a fixed charge.

(n)	The term “enforceable” as used in this Opinion means that the obligations assumed by the Company under the Agreements are of a type which the courts of Gibraltar enforce. It does not mean that these obligations will necessarily be enforced in all circumstances in accordance with their terms.

10.	The Certificate will not necessarily reveal whether or not a resolution has been passed, an appointment made, or proceedings commenced, or a charge or registrable document created, since particulars of such matters are not required to be recorded or delivered for registration at all (if the document constitutes a “security financial collateral arrangement” or a “title transfer financial collateral arrangement” as defined in the Financial Collateral Arrangements Act 2004) or only within a specified period. Furthermore, the Certificate will not disclose the existence of any actions taken or proposals made for winding-up the Company otherwise than by petition to the Supreme Court of Gibraltar.

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11.	This Opinion letter is given solely in relation to the matters referred to herein only for your benefit (and any assignee or transferee) and is limited to matters of law of Gibraltar as at the date hereof. It may not be quoted or relied upon by any other person, or for any other purpose, without our prior written consent (which will not be unreasonably withheld).

12.	This Opinion is to be governed by, and construed in accordance with, Gibraltar law and shall not give rise to any action of any nature in any jurisdiction other than Gibraltar.

Yours faithfully

48

Part 10

Rent Retrocession

RETROCESSION OF ASSIGNATION OF RENTS

by

capita irg trustees limited

AS SECURITY TRUSTEE

in favour of

Quarry Town limited

Subjects: The Discovery Centre, 3 Fulton Road, Dundee (Title Number ANG3945)

Brodies LLP

15 Atholl Crescent

Edinburgh EH3 8HA

T: 0131 228 3777

F: 0131 228 3878

DX ED 10

Ref: KCLA/DAJ/JIR/QUA32.2

FAS 1468

2015

49

WE, CAPITA IRG TRUSTEES LIMITED, a company incorporated under the Companies Acts with registered number 02729260 and having our registered office at The Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4TU, as trustee for the Finance Parties referred to in the aftermentioned Assignation of Rents CONSIDERING that we have agreed to grant these presents DO HEREBY RETROCESS, REPONE, RESTORE AND REASSIGN to and in favour of Quarry Town Limited, a company incorporated under the Companies Ordinance in Gibraltar with registered number 87249 and having their registered office at Suites 7B and 8B, 50 Town Range, Gibraltar the whole Rental Income (as the term "Rental Income" is defined in the aftermentioned assignation of rents) and all rights and remedies assigned to us by an assignation of rents granted by the said Quarry Town Limited in our favour dated 10 December 2004 together with our whole right, title and interest, present and future in and to the Rental Income and we hereby irrevocably discharge the said Quarry Town Limited of and from all obligations in terms of or pursuant to the said assignation of rents: IN WITNESS WHEREOF these presents are executed as follows:-

signature of witness	signature of director/secretary/authorised signatory of Capita Asset Services (UK) Limited as attorney for Capita IRG Trustees Limited

full name of above (print)	full name of above (print)

date of signing

address of witness	place of signing

50

Part 11

Assignation of Guarantee

ASSIGNATION

between

Quarry Town Limited, incorporated under the Companies Ordinance in Gibraltar with Registered Number 87249 and having its Registered Office at Suites 7b and 8b, 50 Town Range, Gibraltar ("Assignors")

and

ARC NCKWYDE001, LLC, a Limited Liability Company registered under the Laws of the State of Delaware, United States of America (File Number 5671188) and having its Registered Office at 2711 Centerville Road, Suite 400, Wilmington, 19808 USA ("Assignees")

WHEREAS:

(A)	The Assignors is entitled to the benefit of the Guarantee;

(B)	The Assignors have sold or are about to sell their interest in the Property;

(C)	The Parties have agreed that the Assignors will assign, and the Assignees will accept an assignation of, the Assignors’ interest under the Guarantee with effect from the Date of Entry.

IT IS AGREED by the Parties as follows:

1	Definitions

In this Assignation:

"Date of Entry" means [……………………] 20153;

"Guarantee" means the guarantee detailed in the Schedule;

"Parties" means the Assignors and the Assignees;

"Property" means ALL and WHOLE the subjects known generally as Discovery Centre, 3 Fulton Road, Dundee, Angus DD2 4SW and registered in the Land Register of Scotland under Title Number ANG3945;

"Schedule" means the schedule annexed to this Assignation.

3 The Date of Entry as finalised in terms of the Missive to be inserted (in manuscript if Date of Entry is not 30 April 2015)

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2	Assignation

The Assignors in implementation of their obligations relating to the transfer of the Property assign to the Assignees the Assignors’ whole right, title and interest under the Guarantee with effect from the Date of Entry.

3	Costs

3.1	Each of the Parties will bear their own costs and expenses in connection with this Assignation.

3.2	The Assignee will be responsible for any Stamp Duty Land Tax / Land and Buildings Transaction Tax chargeable on the assignation of the Assignor’s interest under the Guarantee.

3.3	The Assignee will pay the costs of registering this Assignation in the Books of Council and Session and obtaining one extract (for the Assignee).

4	Warrandice

The Assignor grants warrandice from its own facts and deeds.

5	Consent to Registration

The Parties consent to the registration of this Assignation for preservation and execution: IN WITNESS WHEREOF this document, including the Schedule, is executed as follows:

For Quarry Town Limited

signature of witness	signature of director/secretary/authorised signatory

full name of above (print)	full name of above (print)

date of signing

address of witness	place of signing

52

For ARC NCKWYDE001, LLC

signature of witness	signature of director/secretary/authorised signatory

full name of above (print)	full name of above (print)

date of signing

address of witness	place of signing

53

This is the Schedule referred to in the foregoing Assignation between Quarry Town Limited and ARC NCKWYDE001, LLC

Guarantee

The Guarantee contained in gremio the Lease among Balgarthno Estates Limited, NCR Financial Solutions Group Limited and NCR Corporation dated 12, 17 and 25 November 2003 and registered in the Books of Council and Session on 2 March 2004.

For Quarry Town Limited

signature of director/secretary/authorised signatory

For ARC NCKWYDE001, LLC

signature of director/secretary/authorised signatory

member, for and on behalf of Brodies LLP

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